SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2005

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2005, The Bryn Mawr Trust Company (the “Bank”), the principal subsidiary of Bryn Mawr Bank Corporation (the “Corporation”) entered into an Executive Change of Control Severance Agreement (the “Agreement”) with James Duncan Smith, who, effective April 4, 2005, became the Treasurer and Chief Financial Officer of the Corporation and Executive Vice President, Treasurer and Chief Financial Officer of the Bank as previously announced by the Corporation in its Current Report on Form 8-K filed with the Commission on March 21, 2005.

The Agreement provides for a lump sum severance benefit if Mr. Smith’s employment is terminated under certain circumstances defined in the Agreement within two (2) years following a change of control of the Corporation as defined in the Agreement. Those circumstances include termination of employment other than for “cause” or resignation following a significant reduction in the nature or scope of his authority, duties or responsibilities, removal from his position as an officer of the Bank or the Corporation, reduction in base salary, revocation or reduction of benefits payable under the benefit plans without obtaining Mr. Smith’s written consent, or transfer to a location outside the greater Philadelphia area. Severance benefits for Mr. Smith consist of (i) an amount in cash equal to three (3) times his salary in effect either immediately prior to the termination of employment or immediately prior to the change of control, whichever is higher; (ii) an amount in cash equal to the excess, if any, of the aggregate fair market value of the Corporation’s common stock subject to outstanding and unexercised stock options, whether vested or unvested, granted to Mr. Smith under the Corporation’s Stock Option Plan over the aggregate exercise price of such stock options; (iii) his salary through the date of termination of employment and salary in lieu of any unused paid time off days; (iv) an amount equal to all awards earned in respect of completed plan periods prior to his termination of employment for the Corporation’s Thrift and Savings Plan and for any annual bonus plan; (v) the cost to continue for thirty-six (36) months after termination of employment on the cost sharing basis in effect prior to the change of control, the medical, dental, life and disability insurance benefits substantially equivalent to those furnished immediately prior to the change of control (but such benefits will cease at such time as Mr. Smith is employed on a full time basis by a party not owned or controlled by him that provides substantially the same benefits); (vi) for both vesting and benefit calculation purposes, credit with three (3) additional “years of credited service” (as defined in the Corporation’s Pension Plan) under the Corporation’s Pension Plan and SERP, and (vii) the cost of reasonable career counseling services.

The foregoing is only intended to be a summary of the terms of the Agreement and is not intended to be a complete discussion of such document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement which is annexed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) The following is filed as an exhibit to this Current Report on Form 8-K:

10.1 Executive Change of Control Severance Agreement, dated April 4, 2005, by and between James Duncan Smith and The Bryn Mawr Trust Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President
and Chief Executive Officer

Date: April 6, 2005

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EXHIBIT INDEX

10.1	Executive Change of Control Severance Agreement, dated April 4, 2005, by and between James Duncan Smith and The Bryn Mawr Trust Company

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